                                                                     EXHIBIT 4.2

                                                           Adopted July 12, 1988
                                                           Revised July 28, 1989
                                                           Revised Dec. 18, 1991
                                                           Revised April 8, 1994
                                                       Revised December 13, 1995
                                                          Revised August 9, 1996
                                                          Revised April 24, 1997

                              AMENDED AND RESTATED
                              --------------------
                                CODE OF BY-LAWS
                                ---------------
                                       OF
                                       --
                            CENTRAL NEWSPAPERS. INC.
                            ------------------------


                                   ARTICLE 1
                                   ---------
                 Identification, Records, Seal and Fiscal Year
                 ---------------------------------------------

     Section 1.01. Name. The name of the Corporation is Central Newspapers, Inc. (the "Corporation").

     Section 1.02. Place of Keeping Corporate Books and Records. The Corporation shall keep at its principal office a copy of (a) its Articles of Incorporation and all amendments thereto currently in effect (the "Articles");
(b) its Code of By-Laws and all amendments thereto currently in effect (the "By-Laws"); (c) resolutions adopted by the Board of Directors (the "Board") with respect to one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to these resolutions are outstanding; (d) minutes of all meetings of the shareholders of the Corporation (the "Shareholders") and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (e) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (f) a list of the names and business addresses of the current directors of the Corporation (the "Directors") and the current officers of the Corporation (the "Officers"); and (g) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in these By-Laws, (a) minutes of all meetings of the Board and of each committee, and records of all actions taken by the Board and by each committee without a meeting; (b) Shareholders Minutes; (c) appropriate accounting records of the Corporation; and (d) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each Shareholder. All of the records of the Corporation described in this Section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

     Section 1.03. Seal. The corporate seal of the Corporation shall be in circular form and mounted upon a metal die, suitable for impressing upon paper, and about the upper periphery of the seal shall appear the words "Central Newspapers, Inc." and about the lower periphery thereof shall appear the word "Indiana" and in the center thereof shall appear the word "Seal" and the year "1934". The corporate seal shall be used for ceremonial or traditional purposes in such circumstances as the Secretary or Assistant Secretary shall deem appropriate. The Corporation shall not be required to use the corporate seal for any purpose whatsoever, and the absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

     Section 1.04. Fiscal Year. Each fiscal year of the Corporation shall end on the last Sunday of each calendar year, and the next fiscal year shall begin on the Monday following the last Sunday in each calendar year.


                                   ARTICLE 2
                                   ---------
                                     Shares
                                     ------

     Section 2.01. Certificates for Shares. Each holder of the shares of the Corporation shall be entitled to a certificate in such form as the Board may prescribe from time to time. However, unless the Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Indiana Business Corporation Law, as amended from time to time (the "Act"), and the information required by the Indiana Uniform Commercial Code, as in effect from time to time. A holder of such shares may request that a certificate be provided to him by giving notice to the Secretary of the Corporation. The certificate shall be provided in the form prescribed by the Board.

     Section 2.02. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation upon delivery to the Corporation of the certificate(s) representing the same or, in the case of shares without certificates, an instrument of assignment in respect of the shares being transferred, in form and substance satisfactory to the Corporation, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement to be guaranteed by a bank or registered securities broker or dealer. The requirement for such guarantee may be waived in writing upon the form of endorsement by the President of the Corporation.

     Section 2.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.

     Section 2.04. Issue and Consideration for Shares. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized to be so issued with or before the notice of the next Shareholders' meeting. However, if the Corporation is subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), these reporting requirements are satisfied by complying with the proxy disclosure provisions of the Exchange Act. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of the shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the Corporation receives the consideration for which the Board authorized the issuance of the shares, the shares are fully paid and nonassessable.


                                   ARTICLE 3
                                   ---------
                            Meetings of Shareholders
                            ------------------------

     Section 3.01. Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 3.02. Annual Meeting. Unless otherwise determined by the Board, the annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 10:00 in the forenoon of the second Wednesday in May of each year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the Annual Meeting at the designated time does not affect the validity of any corporate action.

     Section 3.03. Special Meetings. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board or the President, and shall be called by the President or any Vice-President at (a) the request in writing of a majority of the Board, or (b) at the written demand, delivered to the Secretary, of Shareholders holding of record not less than 25% of the voting power of all the shares of the Corporation issued and outstanding and entitled by the Articles to vote on the business proposed to be transacted thereat. All requests or demands for special meetings shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

     Section 3.04. Record Date. The Board may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board fixing a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting. A new record date must be fixed if a meeting of Shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Act, the Articles or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each Shareholder at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any special meeting called at the written demand of Shareholders shall be delivered or mailed within sixty (60) days of the Secretary's receipt of such demand. Each Shareholder who has in the manner provided in Section 3.06 of these By-Laws waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.

     Section 3.06. Waiver of Notice. Notice of any annual or special meeting may be waived in writing by any Shareholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any meeting in person or by proxy shall constitute a waiver of any objection to (a) notice of such meeting, unless the Shareholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     Section 3.07. Proxies. A Shareholder entitled to vote at any meeting may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this Section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer or shorter time is expressly provided therein. An appointment of a proxy is revocable by a Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     Section 3.08. Quorum. At any meeting of Shareholders, the holders of outstanding shares representing a majority of the votes entitled to be cast with respect to the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles or these By-Laws. In case a quorum shall not be present at any meeting, the holders of record representing a majority of the votes so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, unless the date of the adjourned meeting requires that the Board fix a new record date therefore, in which case notice of the adjourned meeting shall be given. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 3.09. Shareholder List. The Secretary shall cause to be prepared before each meeting of Shareholders a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the principal office or at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

     Section 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the action is taken by all the Shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last Shareholder signs a written consent, unless the consent specifies a different prior or subsequent effective date.

     Section 3.11. Voting Rights of Shareholders. The Shareholders of the Corporation shall have the voting rights set forth in the Articles.

     Section 3.12. Order of Business. The order of business at the annual meetings, and so far as practicable at all other meetings, of Shareholders, shall be:

          Item (1).  Proof of due notice of meeting.

          Item (2).  Call of roll.

          Item (3).  Reading and disposal of any unapproved minutes.

          Item (4).  Annual reports of Officers and Committees.

          Item (5).  Unfinished business.

          Item (6).  New business.

          Item (7).  Election of Directors.

          Item (8).  Adjournment.

     Section 3.13. Notice of Shareholder Business. At any meeting of the Shareholders, only such business or proposals ("Business") may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting, Business must be (a) specified in the notice of meeting (or supplement thereto) given in accordance with Section 3.05 of these By-Laws, (b) brought before the meeting by or at the direction of the Board or the President, or (c) brought before the meeting by a Shareholder after giving timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than ten (10) days prior to the meeting. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the Business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's Shareholder List, of the Shareholder proposing such Business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (d) any interest of the Shareholder in such Business. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that Business was not properly brought before the meeting in accordance with the By-Laws, or that Business was not lawful or appropriate for consideration by

Shareholders at the meeting, and if he should so determine, he shall so declare to the meeting, and any such Business shall not be transacted. (Section added December 18, 1991)

     Section 3.14. Notice of Shareholder Nominees. Nominations of persons for election to the Board may be made at any meeting of Shareholders by or at the direction of the Board or by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting. Shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 3.13 of this By-Laws. Such Shareholder's notice shall set forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (e) the qualifications of the nominee to serve as a Director of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No Shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 3.14. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a Shareholder nomination was not made in accordance with the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. (Section added December 18, 1991)


                                   ARTICLE 4
                                   ---------
                               Board of Directors
                               ------------------

     Section 4.01. Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board of seven (7) Directors.

     Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting by the Shareholders entitled by the Articles to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be residents of the State of Indiana or Shareholders of the Corporation. No decrease in the number of Directors at any time provided for by these By-Laws shall have the effect of shortening the term of any incumbent Director.

     Section 4.03. Powers of Directors. The Board shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Articles, or these By-Laws.

     Section 4.04.  Annual Meeting. Unless otherwise determined by the
President or the Board, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.

     Section 4.05. Regular Board Meetings. Regular meetings of the Board may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

     Section 4.06. Special Board Meetings. Special meetings of the Board may be called at any time or from time to time, and shall be called on the written request of at least two Directors or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mall, telephone, telegraph, teletype or other form of wire or wireless communication at least two days' notice of the date, time and place of such meeting. Special meetings shall be held at the principal office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof. A Director may waive notice of any special meeting of the Board before or after the date and time stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a special meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 4.07. Meeting by Telephone, etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee, or conduct a meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

     Section 4.08. Quorum. At all meetings of the Board, a majority of the number of Directors designated for the full Board shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies of the Board a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the meeting from time to time until a quorum is present. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

     Section 4.09. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member of the Board or of the committee, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last member of the Board or of the committee signs a written consent, unless the consent specifies a different prior or subsequent effective date.

     Section 4.10. Resignations. Any Director may resign at any time by delivering written notice to the Board, its Chairman, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If the resignation specifies a later effective date, the Board may fill the pending vacancy before the effective date, but the new Director may not take office until the vacancy occurs.

     Section 4.11. Removal. Any Director may be removed, with or without cause, at any meeting of the Shareholders by the vote specified in the Articles, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

     Section 4.12. Vacancies. Any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Board, or if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the directorship to which he has been elected, or until his earlier removal, resignation, death, or other incapacity.

     Section 4.13. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation.

     Section 4.14. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any Director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (1) in which any Director has a material financial interest or is a general partner, or
(2) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board,' a committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such committee, or such Shareholders authorized, approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

          (a) By the Board or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; or

          (b) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

This Section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.


                                   ARTICLE 5
                                   ---------
                    Executive Committee and Other Committees
                    ----------------------------------------

     Section 5.01. Designation of Committees. The Board may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate (i) any two (2) or more of its members to constitute an Executive Committee, and (ii) any one (1) or more of its members to constitute any other Committee. The Board shall have the power at any time to increase or decrease the number of members of the Executive Committee or any other Committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

     Section 5.02. Powers of Committees. During the intervals between meetings of the Board, and subject to such limitations as may be required by law or by resolution of the Board, the Executive Committee shall have and may exercise all of the authority of the Board, and any other Committee shall have and may exercise such authority of the Board as may be provided in the resolution designating such Committee; provided, however, that neither the Executive Committee nor any other Committee shall have authority to do any of the following:

          (a) authorize dividends or other distributions, except that the Executive Committee (or an Officer designated by the Board) may authorize or approve a reacquisition of Shares if done according to a formula or method prescribed by the Board;

          (b) approve or propose to the Shareholders action required by the law to be submitted to the Shareholders for approval;

          (c) fill vacancies on the Board or any Committee;

          (d) amend the Articles, except to the extent authorized in subsection
     (g);

          (e) adopt, amend or repeal these By-Laws;

          (f) approve a plan of merger not requiring Shareholder approval; or

          (g) authorize or approve the issuance or sale or of Shares, or determine the designation and relative rights, preferences and limitations of a class or series of Shares, except that the Executive Committee (or an Officer designated by the Board) may take the actions described in this subsection within limits prescribed by the Board.

The members of any Committee shall act only as a Committee, and the individual members shall have no power as such. All minutes of Committee Meetings shall be submitted to the next succeeding Board Meeting; but failure to submit the same shall not invalidate any completed or incomplete action taken by the Corporation upon proper authorization by such Committee prior to the time when the same should have been or were submitted as above provided.

     Section 5.03. Meetings; Procedure; Quorum. Sections 4.05 through 4.09 of these By-Laws dealing with meetings, action without a meeting, notice and waiver of notice, and quorum and voting requirements of the Board apply to the committees and their members as well.


                                   ARTICLE 6
                                   ---------
                                    Officers
                                    --------

     Section 6.01. Number. The Officers of the Corporation shall consist of the President, the Executive Vice President, one (1) or more Vice-Presidents, the Secretary, the Treasurer, and such other officers as may be chosen by the Board at such time and in such manner and for such terms as the Board may prescribe. Any two (2) or more offices may be held by the same person.

     Section 6.02. Election and Term of Office. The Officers shall be chosen by the Board or by an Officer duly elected or appointed and duly authorized by the Board. Each Officer shall hold office until his successor is chosen and qualified, until his death, until he shall have resigned, or until he shall have been removed pursuant to Section 6.04 of these By-Laws.

     Section 6.03. Resignations. Any Officer may resign at any time by delivering written notice to the Board, its Chairman, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 6.04. Removal. Any Officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified from time to time, or by the Officer who appointed that Officer.

     Section 6.05. Vacancies. Whenever any vacancy shall occur in any office, the same shall be filled by the Board, the President, or by an Officer duly appointed by the Board, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

     Section 6.06. President. Subject to the general control of the Board, the President shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. He shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and shall exercise and perform such other powers and duties as these By-Laws or the Board may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and these By-Laws.

     Section 6.07. The Executive Vice-President and Vice-Presidents. The Executive Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as the By-Laws may require or the Board of Directors or President may prescribe. The Vice-Presidents shall perform all duties incumbent upon the Executive Vice-President during the absence or disability of the Executive Vice-President, and perform such other duties as these By-Laws may require or the Board of Directors or President may prescribe.

     Section 6.08 Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees created by the Board. He shall authenticate the records of the Corporation when necessary and shall exercise and perform such other powers and duties as these By-Laws, the Board, or the President may prescribe. He shall give all notices of the Corporation and, in case of his absence, negligence, or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called as provided by these By-Laws.

     Section 6.09. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board, or whenever requested thereby, a statement of the financial condition of the Corporation, and shall exercise and perform such other powers and duties as these By-Laws, the Board, or the President may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board.

     Section 6.10. Chairman of the Board. The Chairman of the Board shall be elected from the Directors of the Corporation and shall have the usual duties of a Chairman of the Board.

     Section 6.11. Assistant Officers. The Board or an Officer duly appointed by the Board may from time to time designate assistant Officers who shall exercise and perform such powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these By-Laws, the Board, or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

     Section 6.12. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being.


                                   ARTICLE 7
                                   ---------
                   Negotiable Instruments, Deeds, Contracts,
                   -----------------------------------------
                       Stock and Limitation of Liability
                       ---------------------------------

     Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money by the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by any two of the following Officers: the President, the Executive Vice-President, any Vice-President, the Secretary or the Treasurer. The Board may, however, authorize any one or more of such Officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board may designate any other employee or employees of the Corporation, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

     Section 7.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the President, the Executive Vice-President, a Vice-President or by any other Officer so authorized by the Board, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

     Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

     Section 7.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President, the Executive Vice-President or a Vice-President, and the Secretary, when necessary or required, shall attest such endorsement.

     Section 7.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation, or in his absence by the Executive Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Executive Vice-President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

     Section 7.06. Limitation of Liability. The following provisions apply with respect to liability on the part of a Director, a member of any committee appointed by the Board (an

"Appointed Committee"), Officer, employee or agent of the Corporation (collectively, "Corporate Persons," and individually, a "Corporate Person") for any loss or damage suffered on account of any action taken or omitted to be taken by a Corporate Person:

          (a) General Limitation. No Corporate Person shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith,
     (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in Clause (a)(1) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

          (b) Reliance on Corporate Records and Other Information. Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Corporation's records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) an Appointed Committee, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such Appointed Committee merits confidence, or (D) the Board, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.


                                   ARTICLE 8
                                   ---------
                                   Amendments
                                   ----------

     Section 8.01. Amendment of By-Laws. The power to make, alter, amend or repeal these By-Laws is vested in the Board, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of these By-Laws.